                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                   THE SOURCE INFORMATION MANAGEMENT COMPANY,

                     SOURCE - U.S. MARKETING SERVICES, INC.,

                          U.S. MARKETING SERVICES, INC.

                               JONATHAN J. LEDECKY

                                 JAMES R. GILLIS

                                       AND

                                  MONTE WEINER

                                 JANUARY 7, 1999

                                TABLE OF CONTENTS


                                                                                                                 Page

1.       Definitions..............................................................................................1
2.       Basic Transaction........................................................................................6
         (a)      The Merger......................................................................................6
         (b)      Method of Effecting Merger and Closing..........................................................6
         (c)      Actions at the Closing..........................................................................6
         (d)      Conversion of Target Shares.....................................................................6
         (e)      Effect of Merger................................................................................7
         (f)      Exchange Procedures.............................................................................7
         (g)      Transfer Restrictions; Closing of Stock Transfer Books..........................................7
         (h)      Source Shareholders Meeting.....................................................................8
3.       Representations and Warranties Concerning the Transaction................................................8
         (a)      Representations and Warranties of Target Shareholders...........................................8
4.       Representations and Warranties Concerning the Target and Its Subsidiaries...............................11
5.       Covenants...............................................................................................32
         (a)      General........................................................................................32
         (b)      Notices and Consents...........................................................................32
         (c)      Regulatory Matters and Approvals...............................................................32
         (d)      Nasdaq Notification of Source Common Stock Issuance............................................32
         (e)      Nasdaq Approval of Source Preferred Stock Issuance.............................................32
         (f)      Operation of Business..........................................................................32
         (g)      Full Access....................................................................................33
         (h)      Notice of Developments.........................................................................33
         (i)      Exclusivity....................................................................................33
         (j)      Acquisition of 100% Ownership of Subsidiaries..................................................34
         (k)      Payoff of Debt.................................................................................34
6.       Conditions to Obligation to Close.......................................................................34
         (a)      Conditions to Obligation of the Source and S-US................................................34
         (b)      Conditions to Obligation of the Target and Target Shareholders.................................35
7.       Remedies for Breach of This Agreement...................................................................36
         (a)      Survival of Representations and Warranties.....................................................36
         (b)      Indemnification Provisions for Benefit of the Source...........................................37
         (c)      Indemnification Provisions for Benefit of the Target Shareholders..............................38
         (d)      Matters Involving Third Parties................................................................38
         (e)      Other Indemnification Provisions...............................................................39
8.       Miscellaneous...........................................................................................39
         (a)      Press Releases and Public Announcements........................................................39
         (b)      No Third Party Beneficiaries...................................................................40
         (c)      Entire Agreement...............................................................................40
         (d)      Succession and Assignment......................................................................40
         (e)      Counterparts...................................................................................40
         (f)      Headings.......................................................................................40


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
         (g)      Notices........................................................................................40
         (h)      Governing Law..................................................................................42
         (i)      Amendments and Waivers.........................................................................42
         (j)      Severability...................................................................................42
         (k)      Expenses.......................................................................................42
         (l)      Construction...................................................................................42
         (m)      Incorporation of Exhibits and Schedules........................................................43



                               TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----

Exhibit A-Certificate of Designation

Exhibit B-Certificate of Merger

Exhibit C-Exceptions to Ledecky Representations and Warranties

Exhibit D-Exceptions to Source Representations and Warranties

Exhibit E-Financial Statements

Exhibit F-Form of Opinion of Counsel to the Target

Exhibit G-Voting Agreement

Exhibit H-Registration Rights and Lock-Up Agreement

Exhibit I-Form of Opinion of Counsel to the Source

Exhibit J-Conversion Voting Agreement

Disclosure Schedule--Exceptions to Representations and Warranties

                          AGREEMENT AND PLAN OF MERGER


         Agreement entered into as of January 7, 1999 by and among The Source Information Management Company, a Missouri corporation ("Source"); Source- U.S. Marketing Services, Inc., a Delaware corporation ("S-US"); U.S. Marketing Services, Inc., a Delaware corporation ("Target"); Jonathan J. Ledecky ("Ledecky"); James R. Gillis ("Gillis"); and Monte Weiner ("Weiner"). Ledecky, Gillis and Weiner are referred to collectively herein as "Target Shareholders;" Gillis and Weiner are referred to collectively herein as "Target Management Shareholders;" and Source, S-US, Target, Ledecky, Gillis and Weiner are referred to collectively herein as the "Parties".

         This Agreement contemplates a tax-free merger of the Target with and into S-US in a reorganization pursuant to Code Section 368(a)(2)(D). The Target Shareholders will receive capital stock in the Source in exchange for their capital stock in the Target.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.  Definitions.

         "Accounts Receivable" has the meaning set forth in Section 4(p) below.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Audited Balance Sheet Date" has the meaning set forth in Section 4(n)(i) below.

         "Authorizations" has the meaning set forth in Section 4(y) below.

         "Benefit Plan" has the meaning set forth in Section 4(x) below.

         "Brand" means Brand Manufacturing Corporation, a New York corporation.

         "Brand and TCE Audited Financial Statements" has the meaning in
         Section 4(n)(i) below.

         "CERCLA" has the meaning set forth in Section 4(ii) below.

         "Certificate of Designation" means the Certificate of Designation in the form of Exhibit A attached hereto.

         "Certificate of Merger" has the meaning set forth in Section 2(b)(i) below.

         "Closing" has the meaning set forth in Section 2(b)(ii) below.

         "Closing Date" has the meaning set forth in Section 2(b)(ii) below.

         "Commonly Controlled Entity" has the meaning set forth in Section 4(x) below.

         "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

         "Contracts" has the meaning set forth in Section 4(s) below.

         "Definitive Source Proxy Materials" means the definitive proxy materials relating to the Special Source Meeting.

         "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

         "Disclosure Schedule" has the meaning set forth in Section 4 below.

         "Effective Time" has the meaning set forth in Section 2(b)(i) below.

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "Environmental Permits" has the meaning set forth in Section 4(ii) below.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Financial Statement" has the meaning set forth in Section 4(n)(ii) below.

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         "Flegel" means S. Leslie Flegel.

         "Foreign Plans" has the meaning set forth in Section 4(x)(ix)(L)(IV) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Gillis" has the meaning set forth in the preface above.

         "Governmental Entity" has the meaning set forth in Section 4(w)(iii) below.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Party" has the meaning set forth in Section 7(d)(i) below.

         "Indemnifying Party" has the meaning set forth in Section 7(d)(i) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Interim Balance Sheet Date" has the meaning set forth in Section 4(n)(ii) below.

         "Interim Financial Statements" has the meaning set forth in Section 4(n)(ii) below.

         "Ledecky" has the meaning set forth in the preface above.

         "Liabilities" has the meaning set forth in Section 4(o) below.

         "May 1998 Agreement" has the meaning set forth in Section 7(b)(i) below.

         "Merger" has the meaning set forth in Section 2(a) below.

         "Missouri General Corporation Law" means the General and Business Corporation Act of the State of Missouri, as amended.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PCB" has the meaning set forth in Section 4(ii) below.

         "Pension Plan" has the meaning set forth in Section 4(x) below.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Product Liability" has the meaning set forth in Section 4(kk) below.

         "Put Transaction" means the consummation of the transaction endorsed to occur immediately prior to Merger, pursuant to which Target acquires shares of Brand and TCE held by Gillis and Weiner in exchange for cash and Target Shares.

         "Real Property" has the meaning set forth in Section 4(u) below.

         "Regulations" has the meaning set forth in Section 4(y) below.

         "Release" has the meaning set forth in Section 4(ii) below.

         "Requisite Source Shareholder Approval" means the approval of the holders of a majority of the outstanding Source Common Stock of the issuance of Source Common Stock upon the conversation of the Class A Convertible Preferred Stock voting at a shareholders meeting at which a quorum is present held for such purpose. For purposes of determining such majority vote, shares of Common Stock held by the holders of the Source Preferred Stock shall be disregarded.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Source" has the meaning set forth in the preface above.

         "Source Common Stock" means any share of the Common Stock, $.01 par value per share, of the Source.

         "Source Preferred Stock" means any share of the Class A Convertible Preferred Stock $.01 par value per share, of the Source.

         "Special Source Meeting" has the meaning set forth in Section 2(h) below.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Surviving Corporation" has the meaning set forth in Section 2(a) below.

         "S-US" has the meaning set forth in the preface above.

         "Target" has the meaning set forth in the preface above.

         "Target Audited Financial Statements" has the meaning set forth in
Section 4(n)(i) below.

         "Target Management Shareholders" has the meaning set forth in the preface above.

         "Target Share" means any share of the Common Stock, $.001 par value per share, of the Target.

         "Target Shareholder" has the meaning set forth in the preface above.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59
A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TCE" means TCE Corporation, a Delaware corporation.

         "Third Party Claim" has the meaning set forth in Section 7(d)(ii) below.

         "Weiner" has the meaning set forth in the preface above.

         "Welfare Plan" has the meaning set forth in Section 4(x) below.

         "Year 2000 Compliant" means, with respect to each System, that each System is designed to be used before, during, and after January 1, 2000, and will accurately accept date input and process, store and output date data and date-related data, including, without limitation, calculating, comparing, sorting and sequencing such data and calculating leap years before, during and after January 1, 2000 without any manual intervention.

         2.  Basic Transaction.

         (a) The Merger.   Subject to the terms and conditions set forth in this
Agreement, on the Closing Date (as hereinafter defined), Target will merge with and into S-US (the "Merger") pursuant to the provisions of the Delaware General Corporation Law whereupon the separate corporate existence of Target shall cease. S-US shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware.

         (b) Method of Effecting Merger and Closing.   The Merger shall be
effected as follows:

             (i) Subject to the satisfaction or waiver of all other conditions to the Closing (as hereinafter defined), a certificate of merger, in substantially the form attached hereto as Exhibit B (the "Certificate of Merger"), duly executed by the proper officers of Target and S-US, shall be filed with the Secretary of State of Delaware on the Closing Date. The Merger shall become effective and be consummated immediately upon the filing of the Certificate of Merger. The date and time of such filing is herein referred to as the "Effective Time."

             (ii) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Richards & O'Neil, L.L.P. in New York, New York, commencing at 9:00 a.m. local time on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         (c) Actions at the Closing. At the Closing, (i) the Target will deliver to the Source the various certificates, instruments, and documents referred to in Section 6(a) below, and (ii) the Source will deliver to the Target the various certificates, instruments, and documents referred to in Section 6(b) below.

         (d) Conversion of Target Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Target Share that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive

 .3626 shares of Source Common Stock and .2772 shares of Source Preferred Stock and each Target Share shall be canceled. No Target Share shall be deemed to be outstanding or to have any rights after the Effective Time. Immediately after the Effective Time, the Source will furnish to the Target Shareholders stock certificates representing the Source Common Stock and Source Preferred Stock that they have the right to receive pursuant to the conversion of the Target Shares described above.

         (e) Effect of Merger.

             (i) Upon consummation of the Merger and pursuant to this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, as well as of a public as of a private nature, of S-US and Target; and all property, whether real, personal or mixed, and all debts due on whatever account, including subscriptions to shares and all other chooses in action, and all and every other interest, of or belonging or due to each of the merging corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of such corporations shall not revert or be in any way impaired by reason of the Merger. The Merger shall have all further effects as specified in all applicable corporate laws of the State of Delaware and such other state, if any, the laws of which shall govern the Merger.

             (ii) The Certificate of Incorporation and By-Laws of S-US in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation, except to the extent amended in the Certificate of Merger in accordance with their respective provisions and applicable law.

             (iii) The officers and members of the Board of Directors of S-US immediately prior to Effective Time shall be the officers and members of the Board of Directors of the Surviving Corporation, and such persons will serve until their respective successors are duly elected and qualified.

         (f) Exchange Procedures. On the Closing Date, the Target Shareholders shall deliver to Source stock certificates representing their Target Shares, together with such letters of transmittal or other transfer documents as Source may deem necessary or appropriate. In exchange therefor, the Target Shareholders shall be entitled to receive the number of shares of Source Common Stock and Source Preferred Stock described in Section 2(d). After the Effective Time, there shall be no further transfer on the records of the Target of certificates representing shares of the Target Shares and after certificates are presented to the Target for transfer, they shall be canceled against delivery of the shares of Source Common Stock and Source Preferred Stock provided therefor in this Agreement.

         (g) Transfer Restrictions; Closing of Stock Transfer Books. The stock transfer books of the Target shall be closed at the close of business on the date hereof. In the event of a transfer of ownership of the Target Shares which is not registered in the transfer records prior to the closing of such records, the Source Common Stock and Source Preferred Stock issuable in conversion of such stock pursuant to this Agreement may be delivered to a transferee, if the certificate representing such Target Shares is presented to Source, accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid. Source shall be entitled to rely upon the stock transfer books of the Target to establish the identity of Target Shareholders, which books shall be conclusive with respect to the ownership of such shares.

         (h) Source Shareholders Meeting. Immediately after the Closing, Source will proceed with the preparation of the Definitive Source Proxy Materials in anticipation of a special meeting of Source shareholders to be held as soon as practicable (the "Special Source Meeting") to obtain the Requisite Source Shareholder Approval of the conversion of the Source Preferred Stock into Source Common Stock pursuant to the terms of the Certificate of Designation, with an intent to secure the Requisite Source Shareholder Approval by March 31, 1999. Source agrees to keep counsel to the Target Shareholders informed as to proposed date for the Special Source Meeting and the preparations therefor. In the event such Special Source Meeting is not held or the Requisite Source Shareholder Approval has not been obtained on or before June 30, 1999, the Source Preferred Stock may be converted into demand notes at the election of the holders of the Source Preferred Stock pursuant to the terms of the Certificate of Designation.

         3.  Representations and Warranties Concerning the Transaction.

         (a) Representations and Warranties of Target Shareholders. Each Target Shareholder represents and warrants to the Source that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself, except as set forth in Exhibit C attached hereto.

             (i) Authorization of Transaction. Each Target Shareholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Target Shareholder, enforceable in accordance with its terms and conditions. No Target Shareholder need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement including, without limitation, any premerger notification pursuant to the HSR Act.

             (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, notice requirement, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Target Shareholder is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Target Shareholder is a party or by which he is bound or to which any of his assets is subject.

             (iii) Brokers' Fees. No Target Shareholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Source could become liable or obligated.

             (iv) Investment. Each Target Shareholder (A) understands that the Source Common Stock and the Source Preferred Stock have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Source Common Stock and the Source Preferred Stock solely for his own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Source and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Source Common Stock and the Source Preferred Stock, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Source Common Stock and the Source Preferred Stock, and (F) is an Accredited Investor as that term is defined in Rule 501(a) of the Securities Act.

             (v) Target Shares. Each Target Shareholder holds of record and owns beneficially the number of Target Shares set forth next to his name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. No Target Shareholder is a party to any option, warrant, purchase right, or other contract or commitment that could require such Target Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). No Target Shareholder is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

         (b) Representations and Warranties of the Source. The Source represents and warrants to the Target Shareholders that the statements contained in this
Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in Exhibit D attached hereto.

             (i) Organization of the Source. The Source is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Source is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.

             (ii) Authorization of Transaction. The Source has full power and authority (including full corporate power and authority) to (i) execute and deliver this Agreement and to perform its obligations hereunder (ii) own its property and conduct its business as it is presently being conducted. This Agreement constitutes the valid and legally binding obligation of the Source, enforceable in accordance with its terms and conditions. The Source need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement including, without limitation, any premerger notification pursuant to the HSR.

             (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Source is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Source is a party or by which it is bound or to which any of its assets is subject.

             (iv) Brokers' Fees. The Source has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Ledecky could become liable or obligated.

             (v) Organization of S-US. S-US is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

             (vi) Capitalization. The entire authorized capital stock of the S-US consists of 3,000 S-US Shares, of which 1,000 S-US Shares are issued and outstanding and 0 S-US Shares are held in treasury. All of the issued and outstanding S-US Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Source. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the S-US to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the S-US. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the S-US.

             (vii) Authorization of Transaction. S-US has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of S-US, enforceable in accordance with its terms and conditions. S-US need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement including, without limitation, any premerger notification pursuant to the HSR.

             (viii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which S-US is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which S-US is a party or by which it is bound or to which any of its assets is subject.

             (ix) Brokers' Fees. S-US has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Target Shareholder could become liable or obligated.

             (x) Source Common Stock and Source Preferred Stock. The shares of Source Common Stock and Source Preferred Stock to be issued in the Merger will be, as of the Effective Time, duly and validly issued, fully paid and nonassessable.

             (xi) Source Disclosure Document. The disclosure document dated January 5, 1999 delivered by the Source to each of the Target Shareholders does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such representation does not include any information contained in the disclosure document that was provided to the Source by third parties.

             (xii) As of January 6, 1998, 9,633,596 shares of Source Common Stock were issued and outstanding and 0 shares of Source Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Source Common Stock have been duly authorized, are validly issued, fully paid and non-assessable. As of January 6, 1998, there were opinions and warrants outstanding for 1,651,703 shares of Source Common Stock.

         4. Representations and Warranties Concerning the Target and Its Subsidiaries. Ledecky represents and warrants with respect to himself and Target, and the Target Shareholders represent and warrant with respect to themselves and the Subsidiaries of the Target, to the Source that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Target Shareholders to the Source on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         (a) Organization, Qualification, and Corporate Power. Each of the Target and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Target and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of each of the Target and its Subsidiaries. The Target Shareholders have delivered to the Source correct and complete copies of the charter and bylaws of each of the Target and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Target and its Subsidiaries are correct and complete. None of the Target and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

         (b) Capitalization. The entire authorized capital stock of the Target consists of 100,000,000 Target Shares, of which 5,313,854 Target Shares are issued and outstanding and 0 Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Target Shareholders as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

         (c) Authorization of Transaction. The Target has full power and authority (including full corporate power and authority) to execute and deliver the Agreement and to perform its obligations thereunder. The Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

         (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Target and its Subsidiaries or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of the Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) Brokers' Fees. None of the Target and its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (f) Certain HSR Matters. The Target Shareholders represent and warrant that neither they individually (or as ultimate parent entity of any other person or entity) nor the Target have net sales or assets of one hundred million dollars, within the meaning of the HSR Act.

         (g) Capital Stock of the Subsidiaries. The authorized capital stock of each Subsidiary of Target consists solely of the shares shown on the Disclosure Schedule, of which only the shares shown on such Disclosure Schedule to be issued and outstanding are issued and outstanding. All of the issued and outstanding shares of the capital stock of each Subsidiary are owned by the Target or one of its Subsidiaries as set forth on the Disclosure Schedule, and are free and clear of all liens, security interests, pledges, charges, voting trusts. restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the Subsidiaries capital stock are duly authorized and validly issued, fully paid and nonassessable. None of such shares will have been, and none of the shares from which they will have derived were, issued in violation of the preemptive rights of any past or present stockholder, whether contractual or statutory.

         (h) Transactions in Capital Stock. No Subsidiary has acquired any treasury stock since December 31, 1995. No option, warrant, call, conversion right or commitment of any kind exists which obligates any Subsidiary to issue any of its authorized but unissued capital stock. No Subsidiary has an obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any. distribution in respect thereof.

         (i) No Bonus Shares. None of the shares of capital stock of the Subsidiaries was, and none of the shares of the Subsidiaries' capital stock will be, issued pursuant to awards, grants or bonuses, whether of stock or of options or other rights.

         (j) Subsidiaries. Neither the Target nor any Subsidiary currently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, any securities convertible into capital stock or any other equity or ownership interest in any corporation, association or other business entity. Neither the Target nor any Subsidiary is directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

         (k) Predecessor Status: etc. The Disclosure Schedule lists all names of all predecessor companies of the Target and each Subsidiary, including the names of all entities from whom the Target and each Subsidiary previously acquired significant assets. Except as set forth on the Disclosure Schedule, no Subsidiary has ever been a subsidiary or division of another corporation or been a part of an acquisition which was later rescinded.

         (l) Spin-offs. Since December 31, 1995, there has not been any sale or spin-off of significant assets of the Target or any Subsidiary other than in the ordinary course of business.

         (m) No Third Party Options. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any properties, assets or rights of the Target or any Subsidiary or any interest therein.

         (n) Financial Statements.   Attached hereto as Exhibit E are copies of
the following audited financial statements of the Target:

             (i) the consolidated balance sheet of the Target at March 31, 1998 and the related statements of operations, cash flows and changes in stockholders' equity for the period March 25, 1998 through March 31, 1998, certified by Ernst & Young, the Target's independent public accountants, together with the report of such independent public accountants thereon (the "Target Audited Financial Statements"), the balance sheets of Brand and TCE at December 31, 1997 (the "Audited Balance Sheet Date"), December 31, 1996 and December 31, 1995, and the related statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, certified by Ernst & Young LLP with respect to December 31, 1997 and Lopez Edwards Frank & Co. LLP, the independent public accountants of Brand and TCE, with respect to December 31, 1996 and December 31, 1995, together with the report of such independent public accountants thereon (the "Brand and TCE Audited Financial Statements"); and

             (ii) the unaudited balance sheets of Brand and TCE at September 30, 1998 (the "Interim Balance Sheet Date") and September 30, 1997, and the related statements of income and cash flows for the interim periods then ended (the "Brand and TCE Interim Financial Statements," and together with the Target Audited Financial Statements and the Brand and TCE Audited Financial Statements, the "Financial Statements").

All of the Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. All of the balance sheets included in the Financial Statements, including the related notes, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Target, Brand and TCE at the dates indicated and such statements of income, cash flows and changes in stockholders' equity fairly present the results of operations, cash flows and changes in stockholders' equity of the Target, Brand and TCE for the periods indicated. The Unaudited Financial Statements contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position for the periods then ended.

         (o) Liabilities and Obligations.

             (i) The Disclosure Schedule contains an accurate list, as of a date not more than two days prior to the date of this Agreement, of: (i) all liabilities incurred after the Interim Balance Sheet Date other than in the ordinary course of business; and (ii) all material liabilities incurred after the Interim Balance Sheet Date in the ordinary course of business. Each of the foregoing liabilities that has not heretofore been paid or discharged is so noted on the Disclosure Schedule. For purposes of this Agreement, "liabilities" means liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise.

             (ii) For each such liability for which the amount is not fixed or is contested, the Disclosure Schedule includes a summary description of the liability, together with copies of all relevant documentation relating thereto, detail of all amounts claimed and any other action or relief sought, the names of the claimant and all other parties to the claim, suit or proceeding, the name of each court or agency before which such claim, suit or proceeding is pending, the date such claim, suit or proceeding was instituted, and a best estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided the best estimate shall for purposes of this Agreement be deemed to be zero.

             (iii) All of the liabilities reflected on the unaudited consolidated balance sheet included in the Interim Financial Statements arose only out of or were incurred only in connection with the conduct of the respective businesses of the Target. Except as set forth in the Disclosure Schedule and except for liabilities not required to be set forth thereon pursuant to Section 4(o)(i), the Target has no liabilities or obligations with respect to their respective businesses, whether direct or indirect. matured or unmatured, absolute contingent or otherwise. and there is no condition, situation or set of circumstances which would reasonably be expected to result in any such liability.

         (p) Accounts and Notes Receivable. The Disclosure Schedule contains a complete and accurate list, as of January 6, 1999, of the accounts and notes receivable of the Target (including, without limitation, receivables from and advances to employees and the Target Shareholders) (collectively, the "Accounts Receivable"). The Disclosure Schedule contains an aging of all Accounts Receivable showing amounts due in 30-day aging categories. All Accounts Receivable represent valid obligations arising from bona fide business transactions in the ordinary course of business consistent with past practice. The Accounts Receivable are, and as of the Closing Date will be, current and collectible net of any respective reserves shown on the Target's books and records (which reserves are adequate and calculated consistent with past practice). Subject in the case of Accounts Receivable reflected on the Target's balance sheet to such reserves reflected on such balance sheet, each of the Accounts Receivable will be collected in full within one hundred twenty (120) days after the day on which it first became due and payable. There is no contest, claim, counterclaim, defense or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of any Account Receivable relating to the amount or validity of such Account Receivable. The allowance for collection losses on the Interim Balance Sheet has been determined in accordance with GAAP consistent with past practice.

         (q) Permits. Each material Permit, together with the name of the Governmental Entity issuing, such Permit is set forth on the Disclosure Schedule. Such Permits are valid and in full force and effect and none of such Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement.

         (r) Real and Personal Property. The Disclosure Schedule contains an accurate list, including substantially complete descriptions as of the Interim Balance Sheet Date, of all the real and personal property (which in the case of personal property had an original cost in excess of $25,000) owned or leased by the Target and its Subsidiaries, including true and correct copies of leases for equipment and properties on which are situated buildings, warehouses and other structures used in the operation of the business of each of the Target and its Subsidiaries and including an indication as to which assets were formerly owned by any Target Shareholder or Affiliate of any of the Target or its Subsidiaries. Except as set forth on the Disclosure Schedule, all of the Target's and its Subsidiaries' buildings, leasehold improvements, structures, facilities, equipment and other material items of tangible property and assets are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws. ordinances, codes, rules and regulations, and Authorizations relating to their construction, use and operation. All leases set forth on the Disclosure Schedule have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the Target or its Subsidiaries and, to the knowledge of the Target Shareholders, no other party to any such lease is in default thereunder and such leases constitute the legal, valid and binding obligations of such other parties. All fixed assets used by the Target and its Subsidiaries in the operation of its business are either owned by such entity or leased under an agreement set forth on the Disclosure Schedule. The Target and the Target Shareholders have heretofore delivered to the Source copies of all title reports and title insurance policies received or held by each of the Target and its Subsidiaries. The Target and the Target Shareholders have indicated on the Disclosure Schedule a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business to which management of the Target and its Subsidiaries has devoted any significant effort or expenditure in the two-year period prior to the date of this Agreement which, if pursued by the Target and its Subsidiaries would require additional expenditures of significant efforts or capital.

         (s) Contracts and Commitments. The Disclosure Schedule sets forth an accurate, correct and complete list of all agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of each of the Target and its Subsidiaries (the "Contracts"), to which any of the Target or its Subsidiaries is a party or is bound, or by which any of their respective assets are bound. and which involve any:

             (i) agreement, contract, commitment, arrangement or understanding with any present or former employee or consultant or for the employment of any person, including any consultant;

             (ii) agreement, contract, commitment, arrangement or understanding for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $10,000 or more;

             (iii) agreement, contract, commitment, arrangement or understanding to sell or supply products or to perform services involving in any one case $10,000 or more;

             (iv) agreement, contract, commitment, arrangement or understanding containing requirements or "take or pay" provisions;

             (v) agreement, contract, commitment, arrangement or understanding not otherwise listed on the Disclosure Schedule and continuing over a period of more than six months from the date hereof or exceeding $10,000 in value;

             (vi) distribution, dealer, representative or sales agency agreement, contract, commitment, arrangement or understanding;

             (vii) agreement, contract, commitment. arrangement or understanding containing a provision to indemnify any person or entity or assume any tax, environmental or other liability;

             (viii) agreement, contract, commitment, arrangement or understanding with federal, state, local, regulatory or other governmental entities.

             (ix) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

             (x) agreement, contract, commitment, arrangement or understanding for any charitable or political contribution;

             (xi) agreement, contract, commitment. arrangement or understanding for any capital expenditure or leasehold improvement in excess of $10,000;

             (xii) agreement, contract, commitment, arrangement or understanding or restraining any of the Target or its Subsidiaries or any successor thereto, or to the knowledge of the Target and each Target Shareholder, any employee of any of the Target or its Subsidiaries or any successor thereto, from engaging or competing in any manner or in any business;

             (xiii) license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name. service mark or copyright or to any ideas, technical assistance or other know-how of or used by any of the Target or its Subsidiaries;

             (xiv) agreement, contract, commitment, arrangement or understanding to which any of the Target or its Subsidiaries, on the one hand, and any affiliate, officer, director or stockholder of any of the Target or its Subsidiaries, on the other hand, are parties; or

             (xv) material agreement, contract, commitment, arrangement or understanding not made in the ordinary course of business.

Each of the Contracts listed on the Disclosure Schedule, or not required to be listed therein because of the amount thereof, is valid and enforceable in accordance with its terms; the Target and each Subsidiary is, and to the knowledge of the Target and each Target Shareholder, all other parties thereto are, in compliance with the provisions thereof. Neither the Target nor any Subsidiary is, and to the knowledge of Target and each Target Shareholder, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. None of the rights of any of the Target or its Subsidiaries under any Contract will be impaired by the consummation of the transactions contemplated hereby, and subject to obtaining any required consents set forth on the Disclosure Schedule, all such rights will be enforceable by the Source after the Closing Date without the consent or agreement of any other party. The Target has delivered accurate and complete copies of each Contract to the Source. No Contract obligates any party to obtain any consent in connection with the transactions contemplated hereby.

         (t) Government Contracts. Neither the Target nor its Subsidiaries is now or has ever been a party to any contract with any Governmental Entity subject to price redetermination or renegotiation.

         (u) Title to Real Property. All real property and all other interests in and rights to real property, that are owned or leased by the Target and its Subsidiaries and used in connection with their business are set forth on the Disclosure Schedule (the "Real Property"). The Target and its Subsidiaries do not occupy or use in the conduct of their business, or have rights in or to, any Real Property other than the real property, listed in the Disclosure Schedule.

         (v) Insurance. The assets, properties and operations of each of the Target and its Subsidiaries are insured under various policies of general liability and other forms of insurance, all of which are described in the Disclosure Schedule, which discloses for each policy the risks insured against. coverage limits, deductible amounts, all outstanding claims thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which are adequate in relation to the business and assets of the Target and its Subsidiaries and all premiums to date have been paid in full. Neither the Target nor its Subsidiaries has been refused any insurance, nor has the coverage of the Target and its Subsidiaries been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years. The Disclosure Schedule also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business, assets and liabilities of the Target and its Subsidiaries.

         (w) Employees. The Disclosure Schedule contains the following with respect to each of the Target and its Subsidiaries:

             (i) a list of all employees of each of the Target and its Subsidiaries (including name, title and position);

             (ii) each such employee's length of service; and

             (iii) the compensation (including terms of payment. bonuses, commissions and deferred compensation, as well as any benefits) of each such employee.

Except as disclosed in the Disclosure Schedule with respect to the Target and its Subisidiares: (A) there have not been in the past five years and, to the knowledge of the Target and the Target Shareholders, there are not pending, any labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (B) there are and have been no unresolved violations of any Laws of any Governmental Entity respecting the employment of any employees; (Ci) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the Target and the Target Shareholders, threatened before the National Labor Relations Board or similar body in any foreign country; (D) there is no employment handbook, personnel policy manual, or similar document that creates prospective employment rights or obligations; (E) the employees of the Target and its Subsidiaries are not covered by any collective bargaining agreement; (F) each of the Target and its Subsidiaries has provided or will timely provide prior to Closing all notices required by law to be given prior to Closing to all local, state, federal or national labor, wage-payment, equal employment opportunity, unemployment insurance and related agencies; (G) each of the Target and its Subsidiaries has paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses, and (Hi) the transactions contemplated by this Agreement will not create liability under any Laws of any Governmental Entity respecting reductions in force or the impact on employees on plant closing, or sales of businesses. All employees of the Target and its Subsidiaries are legally able to work in the United States. As used herein, the term "Governmental Entity" means any court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic, foreign or supranational.

         (x) Employee Benefit Plans and Arrangements. The Disclosure Schedule sets forth a complete and accurate list of each Benefit Plan covering any present or former officers, employees or directors of the Target and its Subsidiaries. "Benefit Plan" means each "employee pension benefit plan" (as defined in Section 3(2) of ERISA hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(l) of ERISA. hereinafter a "Welfare

Plan") and each other plan or arrangement (written or oral) relating to deferred compensation, bonus, performance compensation, stock purchase, stock option. stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program. policy or arrangement, in each case maintained or contributed to, or required to be maintained or contributed to, by or for which there otherwise is, or may be any liability as of the Closing Date, of the Target and its Subsidiaries or their respective affiliates or any other person or entity that, together with the Target and its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Target and its Subsidiaries, a "Commonly Controlled Entity") for the benefit of any present or former officer. employee or director. The Target and its Subsidiaries have no intent or commitment to create any additional Benefit Plan or amend any Benefit Plan so as to increase benefits thereunder. The Target and its Subsidiaries have not created any Benefit Plan or declared or paid any bonus compensation in contemplation of the reactions contemplated by this Agreement. A current, accurate and complete copy of each Benefit Plan and related contracts has been made available to the Source. Except as disclosed on the Disclosure Schedule:

             (i) each Benefit Plan is in substantial compliance with all reporting, disclosure and other requirements of ERISA applicable to such Benefit Plan;

             (ii) each Pension Plan which is intended to be qualified under
Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of the Target and the Target Shareholders, no condition exists that would adversely affect any such determination;

             (iii) neither any Benefit Plan, nor any of the Target or its Subsidiaries, nor any Commonly Controlled Entity, nor any trustee or agent has been or is presently engaged in any prohibited transactions as defined by
Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject any Company to the tax or penalty imposed by
Section 4975 of the Code or Section 502 of ERISA;

             (iv) there is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty day notice requirement has not been waived; to the knowledge of the Target and the Target Shareholders, no condition exists which could subject any Company to a penalty under Section 4071 of ERISA;

             (v) The plan marked as a "Multiemployer Plan" on the Disclosure
Schedule is the only Benefit Plan that is a Multiemployer Plan. Each of the Target and its Subsidiaries and each Commonly Controlled Entity has made all required contributions to the Multiemployer Plan: neither the Target, its Subsidiaries or Commonly Controlled Entity has incurred any withdrawal liability with respect to a Multiemployer Plan; and no condition exists that is likely to cause any of the Target and its

Subsidiaries or any Commonly Controlled Entity to incur any withdrawal liability with respect to a Multiemployer Plan. If any of the Target and its Subsidiaries or Commonly Controlled Entity incurred a complete withdrawal from the Multiemployer Plan as of December 31, 1998, the aggregate withdrawal liability of the Target and its Subsidiaries or Commonly Controlled Entity with respect to the Multiemployer Plan would not exceed $0 and to the knowledge of the Target and its Subsidiaries or Commonly Controlled Entity, nothing has occurred prior to the Closing Date which would change the foregoing;

             (vi) except as set forth in the Disclosure Schedule, true and correct copies of (i) the most recent annual report on Form 5500 and any attached schedules for each Benefit Plan (if any such report was required by applicable law), (ii) the most recent summary plan description for each Benefit Plan and (iii) the most recent determination letter issued by the Internal Revenue Service for each Pension Plan have been provided to the Source;

             (vii) with respect to each Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of the Target and the Target Shareholders, threatened against any Benefit Plan, any of the Target and its Subsidiaries, any Commonly Controlled Entity or any trustee or agent of any Benefit Plan; and

             (viii) with respect to each Benefit Plan to which any of the Target and its Subsidiaries or any Commonly Controlled Entity is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Benefit Plan substantially complies, and in each case has substantially complied, with all applicable requirements of Section 4980B of the Code.

             (ix) Except as set forth on the Disclosure Schedule:

                  (A) there is no outstanding liability (except for premiums that have not become due) under Title IV of ERISA with respect to any Pension Plan and no condition exists that could be expected to result in the Target and its Subsidiaries incurring liability under Title IV of ERISA either directly or with respect to any Commonly Controlled Entity. All premiums payable to the PBGC have been paid when due;

                  (B) neither the PBGC nor any of the Target or its Subsidiaries nor any Commonly Controlled Entity has instituted proceedings to terminate any Pension Plan and the PBGC has not informed any of the Target and its Subsidiaries of its intent to institute proceedings to terminate any Pension Plan;

                  (C) full payment has been made of all amounts which any of the Target and its Subsidiaries or any Commonly Controlled Entity was required to have paid as a contribution to the Pension Plans as of the last day of the most recent fiscal year of each of the Pension Plans ended prior to the date of this Agreement, and none of the Pension Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Pension Plan ended prior to the date of this Agreement;

                  (D) to the knowledge of the Target and the Target Shareholders, the actuarial assumptions utilized, where appropriate, in connection with determining the funding of each Pension Plan which is a defined benefit pension plan (as set forth in the actuarial report for such Pension
Plan) are reasonable. Copies of the most recent actuarial reports have been furnished to the Source. Based on such actuarial assumptions, as of the Interim Balance Sheet Date, the fair market value of the assets or properties held under each such Pension Plan exceeds the actuarially determined present value of all accrued benefits of such Pension Plan (whether or not vested) determined on an ongoing basis;

                  (E) each of the Benefit Plans is, and its administration is and at all times has been in substantial compliance with, and neither the Target nor its Subsidiaries has received any claim or notice that any such Benefit Plan is not in compliance with, all applicable laws and orders and prohibited transaction exemptions, including without limitation, to the extent applicable, the requirements of ERISA and the Code;

                  (F) neither the Target nor its Subsidiaries and no Commonly Controlled Entity is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract.

                  (G) there are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in Benefit Plan and their beneficiaries in accordance with the terms of Benefit Plan;

                  (H) each Benefit Plan may be amended or modified or terminated by the applicable Target or its Subsidiaries or Commonly Controlled Entity at any time without liability except under any defined pension benefit plan;

                  (I) no Benefit Plan other than a Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment;

                  (J) the consummation of the transactions contemplated by this Agreement will not (in and of itself): (I) entitle any employee of any of the Target or its Subsidiaries to severance pay, unemployment compensation or any other payment or benefit; (II) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; (III) result in any liability under Title IV of ERISA; (IV) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; or (V) result (either alone or in conjunction with any other event) in the payment or series of payments by any of the Target or its Subsidiaries or any of its affiliates to any person of an "excess parachute payment" within the meaning of Section 280G of the Code;

                  (K) with respect to each Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing Date will have been paid on or before the Closing Date and as of the Closing Date, there will be no liability of any of the Target or its Subsidiaries or any Commonly Controlled Entity under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date;

                  (L) (I) each Benefit Plan that constitutes a "welfare benefit plan," within the meaning of Section 3(l) of ERISA, and for which contributions are claimed by any of the Target or its Subsidiaries or any Commonly Controlled Entity as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction;

                  (II) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code; and

                  (III) all welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination; and

                  (IV) all benefit plans outside of the United States, if any (the "Foreign Plans"), are in compliance with all applicable laws and regulations and have been operated in accordance with the plans' respective terms. There are no material unfunded liabilities under or in respect of the Foreign Plans, and all contributions or other payments required to be made to or in respect of the Foreign Plans prior to the Closing Date have been made or will be made prior to the Closing Date.

                  (V) all persons classified by any of the Target or its Subsidiaries or any Commonly Controlled Entity as independent contractors satisfy and have at all times satisfied the requirements of applicable law to be so classified; each of the Target and its Subsidiaries and each Commonly Controlled Entity has fully and accurately reported their compensation on IRS Forms 1099 when required to do so; and none of the Target or its Subsidiaries or any Commonly Controlled Entity has any obligation to provide benefits with respect to such persons under any Benefit Plan or otherwise.

         (y) Compliance with Law; Authorizations. Each of the Target and its Subsidiaries has complied with each, and is not in violation of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign, to which such entity's business, operations, assets or properties is subject ("Regulations"). The Target and its Subsidiaries have not received notice, and, expect as set forth on the Disclosure Schedule, has no reason to believe, that the Real Property, or any improvements erected or situate thereon relating to their business, or the uses conducted thereon or therein, violate any Regulations applicable thereto. Each of the Target and its Subsidiaries owns, holds, possesses or lawfully uses in the operation of its business all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by such entity in the conduct of the business of such entity, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. All such Authorizations are listed and described on the Disclosure Schedule. None of the Target or its Subsidiaries is in default, nor has any of the Target or its Subsidiaries received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No Target Shareholder and no director, officer, employee or former employee of any of the Target or its Subsidiaries or any affiliates of any of the Target or its Subsidiaries, or any other person, firm or corporation. owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which such entity owns, possesses or uses in the operation of the business of such entity as now or previously conducted.

         (z) Transactions With Affiliates. No Target Shareholder and no director, officer or employee of any of the Target or its Subsidiaries, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement or understanding, business arrangement or relationship with such entity.

         (aa) Litigation. (i) Except as set forth on the Disclosure Schedule, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Target and the Target Shareholders, threatened against any of the Target or its Subsidiaries or which relates to the Target or its Subsidiaries or the transactions contemplated by this Agreement.

             (ii) None of the Target or any Target Shareholder knows of any reasonably likely basis for any litigation, arbitration, investigation or proceeding referred to in Section 4(b)(xxi)(A).

             (iii) None of the Target or its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory, official, body or authority.

         (bb) Restrictions. None of the Target or its Subsidiaries is a party to any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ injunction, decree or award which materially adversely affects or materially, restricts or, so far as the Target or any of the Target Shareholders can now reasonably foresee, may in the future materially adversely affect or materially restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Target or its Subsidiaries after consummation of the transactions contemplated hereby.

         (cc) Taxes. All Tax Returns with respect to any Taxes have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed. and all such Tax Returns properly reflect the liabilities of the Target and its Subsidiaries for Taxes for the periods, property or events covered thereby. All Taxes, including without limitation those which are called for by the Tax Returns, required to be paid, withheld or accrued by the Target and its Subsidiaries and any deficiency assessments, penalties and interest have been timely paid, withheld or accrued. The accruals for Taxes contained in the Interim Balance Sheet are adequate to cover the Tax liabilities of the Target and its Subsidiaries as of that date and include adequate provision for all deferred Taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. The Target's Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Target's Tax books and records. None of the Target or its Subsidiaries is or has at any time ever been a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and none of the Target or its Subsidiaries has assumed any Tax liability of any other person or entity under contract. None of the Target or its Subsidiaries has received any notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending tax examinations of or tax claims asserted against any of the Target or its Subsidiaries or any of its assets or properties. The Target and its Subsidiaries have not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are now (and as of immediately following the Closing there will be) no Liens (other than any Lien for current Taxes not yet due and payable) on any of the assets or properties of the Target or its Subsidiaries relating to or attributable to Taxes. To the knowledge of the Target and the Target Shareholders, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of any of the Target or its Subsidiaries or other-wise have an adverse effect on any of the Target or its Subsidiaries or their business, operations, assets, properties, prospects or condition (financial or otherwise). Neither the Target nor the Target Shareholders have any knowledge of any basis for any additional assessment of any Taxes. All Tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the Target or its Subsidiaries have been fully and properly paid, withheld, accrued or recorded. There are no contracts, agreements, plans or arrangements. including but not limited to the provisions of this Agreement, covering any employee or former employee of any of the Target or its Subsidiaries that, individually or collectively, could give rise to any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code. Two correct and complete copies of (a) all Tax examinations,
(b) all extensions of statutory limitations and (c) all federal, state and local income tax returns and franchise tax returns of each of the Target or its Subsidiaries for the last five fiscal years, or such shorter period of time as any of them shall have existed, have heretofore been delivered by the Target and the Target Shareholders to the Source. Each of the

Target or its Subsidiaries made an election to be taxed under the provisions of Subchapter S of the Code within 75 days of its original organization and has at no time immediately prior to the Closing Date been taxed under the provisions of Subchapter C of the Code. Each such of the Target and its Subsidiaries has a taxable year ended December 31 and none of the Target or its Subsidiaries has made an election to retain a fiscal year other than December 31 under Section 444 of the Code. Each of the Target and its Subsidiaries currently utilizes the accrual method of accounting for income tax purposes and has not changed its method of accounting for income tax purposes in the past five years.

         (dd) Intellectual Property Matters.

              (i) None of the Target or its Subsidiaries has utilized or currently utilizes any Intellectual Property except for those listed on the Disclosure Schedule, all of which are owned by the Target or its Subsidiaries free and clear of any liens, claims, charges or encumbrances. The Intellectual Property constitutes all such assets. properties and rights which are used or held for use in, or are necessary for, the conduct of the business of the Target and its Subsidiaries.

              (ii) There are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property or products or services of the Target or its Subsidiaries.

              (iii) None of the Target or its Subsidiaries infringes upon or unlawfully or wrongfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the Target and the Target Shareholders, threatened relating to any, patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by any of the Target or its Subsidiaries. None of the Intellectual Property is subject to any outstanding order decree or judgment. None of the Target or its Subsidiaries has agreed to indemnity any person or entity for or against any infringement of or by the Intellectual Property.

              (iv) No present or former employee of any of the Target or its Subsidiaries and no other person or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, which any of the Target or its Subsidiaries owns, possesses or uses in its operations as now or heretofore conducted. The Disclosure Schedule lists all confidentiality or non-disclosure agreements to which each of the Target and its Subsidiaries or any of their employees is a party.

              (v) All registrable items of Intellectual Property that are material to the business of the Target and the Subsidiaries have been duly registered in, filed in or issued by the United States Copyright Office or the United States Patent and Trademark Office, the appropriate offices in the various states of the United States and the appropriate offices of the jurisdictions indicated on the Disclosure Schedule.

              (vi) All rights of the Target and its Subsidiaries in the Intellectual Property shall vest in the Source pursuant to the transactions contemplated hereby without any consent or other approval.

              (vii) All Intellectual Property in the form of computer software that is utilized by the Target or its Subsidiaries in the operations of their business (including computer software utilized by third parties in providing services to the Target and its Subsidiaries) is capable of processing date data between and within the twentieth and twenty-first centuries.

         (ee) Completeness; No Violations. The certified copies of the Certificate of Incorporation and Bylaws, both as amended to date, of each of the Target and its Subsidiaries, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or which have been delivered to the Source in connection with the transactions contemplated hereby, are complete and correct; neither the Target nor its Subsidiaries nor, to the knowledge of the Target Shareholders, any other party to any of the foregoing is in material default thereunder; and, except as set forth in the schedules and documents attached to this Agreement, the rights and benefits of each of the Target and its Subsidiaries thereunder will not be materially and adversely affected by the reactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not result in a material violation or breach or constitute a material default under any of the terms or provisions thereof. Except as set forth on the Disclosure Schedule, none of such leases, instruments, agreements, contracts, licenses, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect. The consummation of the transactions contemplated hereby will not give rise to any right of termination, cancellation or acceleration or result in the loss of any right or benefit thereunder.

         (ff) Existing Condition. Except as set forth on Disclosure Schedule, since March 31, 1998, the Target has not and since December 31, 1997, the Subsidiaries have not:

              (i) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

              (ii) sold, encumbered, assigned or transferred any assets, properties or rights or any interest therein, except for the sales in the ordinary course of business consistent with past practice, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of any of the Target or its Subsidiaries or any interest therein;

              (iii) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

              (iv) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

              (v) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its shares of capital stock or other ownership interests;

              (vi) suffered any damage, destruction or loss, whether or not covered by insurance, (A) materially and adversely affecting its business, operations, assets, properties or prospects or (B) of any item or items carried on its books of account individually or in the aggregate at more than $10,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

              (vii) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

              (viii) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

              (ix) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $10,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

              (x) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

              (xi) changed any of the accounting principles followed by it or the methods of applying such principles;

              (xii) entered into any transaction other than in the ordinary course of business consistent with past practice;

              (xiii) changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

              (xix) agreed to take any of the actions referred to above.

         (gg) Deposit Accounts; Powers of Attorney. The Disclosure Schedule includes an accurate list, as of the date of this Agreement, of:

              (i) the name of each financial institution in which each of the Target and its Subsidiaries has accounts or safe deposit boxes;

              (ii) the names in which the accounts or boxes are held;

              (iii) the type of account;

              (iv) the name of each person authorized to draw thereon or have access thereto; and

              (v) the name of each person, corporation, firm or other entity holding a general or special power of attorney from each of the Target and its Subsidiaries and a description of the terms of such power.

         (hh) Books of Account. The books, records and accounts of each of the Target and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of such entity. None of the Target or its Subsidiaries has engaged in any transaction, maintained any bank account or used any of the funds of such entity except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

         (ii) Environmental Matters. (i) Each of the Target and its Subsidiaries has secured, and is in compliance with, all Environmental Permits (as defined below), with respect to any premises on which its business is operated. all of which Environmental Permits shall vest in the Source upon consummation of the transactions contemplated hereby. Each of the Target and its Subsidiaries is in compliance with all Environmental, Health and Safety Requirements.

As used herein. the term "Release" means any spill, emission, leaking, pumping, injection. deposit, disposal. discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure). As used herein, the term "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. As used herein the term "Environmental Permits" mean all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws for the operation of the business of the applicable Company.

              (ii) None of the Target or its Subsidiaries nor Target Shareholder has received any communication from any Governmental Entity that alleges that any of the Target or its Subsidiaries is not in compliance with any Environmental Laws or Environmental Permits.

              (iii) None of the Target or its Subsidiaries has entered into or agreed to any court decree or order, and none of the Target or its Subsidiaries is subject to any judgment, decree or order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

              (iv) No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of the Target and the Target Shareholders, threatened to or against any assets or properties of any of the Target or its Subsidiaries pursuant to any Environmental Law.

              (v) There has been no treatment, storage, disposal or release of any Hazardous Substance on any property owned, operated or leased by any of the Target or its Subsidiaries.

              (vi) None of the Target or its Subsidiaries has received a CERCLA 104(e) information request or has been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening.

              (vii) Except as set forth on the Disclosure Schedule, there are no aboveground tanks or underground storage tanks on, under or about any property owned, operated or leased by any of the Target or its Subsidiaries and any former aboveground or underground tanks on any property owned, operated or leased by any of the Target or its Subsidiaries have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

              (viii) There are no polychlorinated biphenyls ("PCBs") leaking from any article, container or equipment on, under or about any property owned, operated or leased by any of the Target or its Subsidiaries and there are no such articles, containers or equipment containing PCBs, and there is no asbestos containing material in a condition or location currently constituting a violation of any Environmental Law at, on, under or within any property owned, operated or leased by any of the Target or its Subsidiaries.

              (ix) The Target and the Target Shareholders have provided to the Source true and complete copies of, or access to, all written environmental assessment materials and reports in their possession that have been prepared by or on behalf of the of the Target and its Subsidiaries during the past five years.

         (jj) No Illegal Payment. None of the Target or its Subsidiaries and, to the knowledge of the Target and the Target Shareholders, no affiliate, officer, agent or employee thereof, directly or indirectly, has, during the past five years, on behalf of or with respect to any of the

Target or its Subsidiaries or any affiliate thereof. (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which any of the Target or its Subsidiaries or any affiliate thereof or any such officer, agent or employee should have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the paver or the provider of such services to make or provide, (d) had any transactions or payments related to the Target or its Subsidiaries which are not recorded in their accounting books and records or (e) had any off-book bank or cash accounts or "slush funds" related to the Target or its Subsidiaries.

         (kk) Product Warranties and Liabilities. Each of the Target or its Subsidiaries has no forms of warranties or Guarantees of its products and services that are in effect or proposed to be used by it. The Disclosure Schedule sets forth a description of each pending or, to the knowledge of each of the Target and its Subsidiaries, threatened suit, claim. action, proceeding or investigation under any warranty or guaranty against each of the Target and its Subsidiaries. None of the Target or its Subsidiaries has incurred, nor does any of the Target or its Subsidiaries know or have any reason to believe there is any basis for alleging, any material liability, damage, loss, cost or expense as a result of any material defect or other deficiency (whether of design, materials, workmanship, labeling instructions or otherwise) ("Product Liability") with respect to any product sold or services rendered by or on behalf of any of the Target or its Subsidiaries (including any lessee thereof), whether such Product Liability is incurred by reason of any express or implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance.

         (ll) Inventory. The inventory of each of the Target and its Subsidiaries consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of each of the Target and its Subsidiaries.

         (mm) Disclosure. Each of the Target and its Subsidiaries has delivered to the Source true and complete copies of each agreement, contract, commitment or other document (or, in the case of any such document not in the possession of reasonably available to the Target or the Target Shareholders, accurate and complete summaries thereto that is referred to in the schedules to this Agreement or that has been requested by the Source or its representatives. Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement and the schedules hereto and all other documents and information furnished to the Source and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading.

         5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement:

         (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

         (b) Notices and Consents. The Target will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third party consents, that the Source reasonably may request in connection with the matters referred to in Section 4(d) above.

         (c) Regulatory Matters and Approvals. Each of the Parties will (and the Target will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii) and Section 4(d) above.

         (d) Nasdaq Notification of Source Common Stock Issuance. The Source will notify Nasdaq of the issuance of the Source Common Stock in the Merger as soon as practicable after the Closing.

         (e) Nasdaq Approval of Source Preferred Stock Issuance. The Source will obtain the formal approval of Nasdaq of the issuance of the Source Preferred Stock in the Merger prior to the Effective Time.

         (f) Operation of Business. The Target will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

             (i) none of the Target and its Subsidiaries will authorize or effect any change in its charter or bylaws;

             (ii) none of the Target and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

             (iii) none of the Target and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, in either case outside the Ordinary Course of Business;

              (iv) none of the Target and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

              (v) none of the Target and its Subsidiaries will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

              (vi) none of the Target and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

              (vii) none of the Target and its Subsidiaries will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

              (viii) none of the Target and its Subsidiaries will commit to any of the foregoing.

         (g) Full Access. The Target will (and will cause each of its Subsidiaries to) permit representatives of the Source to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Target and its Subsidiaries. The Source will treat and hold as such any Confidential Information it receives from any of the Target and its Subsidiaries in the course of the reviews contemplated by this Section 5(g), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

         (h) Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(h), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (i) Exclusivity. The Target will not (and will not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of the Target and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange). The Target shall notify the Source immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (j) Acquisition of 100% Ownership of Subsidiaries. Target will effectuate the Put Transaction prior to the Effective Time.

         (k) Payoff of Debt. Ledecky will have received payoff letters with respect to all of the indebtedness of the Subsidiaries outstanding as of the Closing from Banker's Trust prior to the Effective Time.

         6.  Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Source and S-US. The obligation of the Source and S-US to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

             (i) this Agreement and the Merger shall have received the approval of the Target board of directors and the Target Shareholders;

             (ii) the Target and its Subsidiaries shall have procured all of the third party consents specified in Section 5(b) above;

             (iii) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

             (iv) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

             (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of the Target, or (D) affect adversely the right of any of the former Subsidiaries of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

             (vi) this Agreement and the Merger shall have received the approval of the Source board of directors;

             (vii) the Source shall have received from each of counsel to the Target and Ledecky and counsel to the Target Shareholders an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to the Source, and Dated as of the Closing Date;

             (viii) Ledecky shall have entered into the Voting Agreement in the form and substance as set forth in Exhibit G attached hereto and the same shall be in full force and effect;

              (ix) The Target Shareholders shall have entered into the Registration Rights and Lock-Up Agreement in the form and substance as set forth in Exhibit H attached hereto and the same shall be in full force and effect;

              (x) Source shall have completed its due diligence investigation of Target, its business, condition, properties, financial results and other matters to the satisfaction of Source; and

              (xi) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Source.

         The Source and S-US may waive any condition specified in this Section 6(a) if they execute a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Target and Target Shareholders. The obligation of the Target and Target Shareholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

             (i) this Agreement and the Merger shall have received the approval of Source board of directors, the S-US board of directors and the S-US shareholders;

             (ii) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

             (iii) the Source shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

             (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of the Target, or (D) affect adversely the right of any of the former Subsidiaries of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

             (v) the Target shall have received from counsel to the Source an opinion in form and substance as set forth in Exhibit I attached hereto, addressed to the Target, and dated as of the Closing Date;

              (vi) Flegel shall have entered into the Voting Agreement in the form and substance as set forth in Exhibit G attached hereto and the same shall be in full force and effect;

              (vii) Source shall have entered into the Registration Rights and Lock-Up Agreement in the form and substance as set forth in Exhibit H attached hereto and the same shall be in full force and effect;

              (viii) Flegel and other holders of Source Common Stock holding an aggregate of at least 51% of Source Common Stock shall have entered into the Conversion Voting Agreement in the form and substance as set forth in Exhibit J attached hereto and the same shall be in full force and effect;

              (ix) The Target Shareholders shall have completed their due diligence investigation of Source, its business, condition, properties, financial results and other matters to the satisfaction of the Target Shareholders; and

              (x) all actions to be taken by the Source in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target Shareholders.

         The Target and the Target Shareholders may waive any condition specified in this Section 6(b) if they execute a writing so stating at or prior to the Closing.

         7.  Remedies for Breach of This Agreement.

         (a) Survival of Representations and Warranties. All of the representations and warranties of Target Shareholders contained in Section 4(g)-(z), Section 4(bb), and Section 4(dd)-(mm) of this Agreement shall survive the Closing (even if the Source knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for the periods set forth in Section 7 (b)(ii) below. All of the other representations and warranties of the Source and the Target Shareholders contained in this Agreement (including the representations and warranties of the and Target Shareholders contained in Section 3(a), Section 4(a)-(f), Section 4(aa) and Section 4(cc) thereof) shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until the expiration of any applicable statutes of limitations.

         (b) Indemnification Provisions for Benefit of the Source. (i) Notwithstanding the provisions of Section 7(a), the Parties acknowledge that the Source will succeed to the rights of the Target under that Stock Acquisition Agreement by and among Target, certain companies listed on the signature page thereof and the stockholders of such companies listed on the signature page thereof dated as of May 20, 1998 (the "May 1998 Agreement"), and the Source agrees that in the event the former shareholders of Brand and TCE breach (or in the event any third party alleges facts that, if true, would mean the former shareholders of Brand and TCE have breached) any of their representations, warranties and covenants contained in the May 1998 Agreement or contained in Section 4(g)-(mm) of this Agreement but which relates solely to events or circumstances on or prior to May 20, 1998, then the Source shall be indemnified by the former shareholders of Brand and TCE from and against the entirety of any Adverse Consequences the Source may suffer through and after the date of the claim for indemnification on the terms and conditions of and subject to the May 1998 Agreement.

              (ii) In the event the Target Shareholders breach (or in the event any third party alleges facts that, if true, would mean Target Shareholders have breached) any of their representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to
Section 7(a) above, provided that the Source makes a written claim for indemnification against Target Shareholders pursuant to Section 8(h) below within such survival period, then Target Shareholders agree to indemnify the Source from and against the entirety of any Adverse Consequences the Source may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Source may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Target Shareholders shall not have any obligation to indemnify the Source from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty contained in Section 4(g)-(z), Section 4(bb), and
Section 4(dd)-(mm) of this Agreement until the Source has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $210,000 aggregate threshold (at which point the Target Shareholders will be obligated to indemnify the Source from and against all such Adverse
Consequences above such threshhold for the following amounts and in the following time periods: (A) 1,400,000 (in addition to any indemnification rights in favor of Source pursuant to Section 7(b)(i) above) for any and all claims made from the Closing Date through January 31, 2000; and (B) $700,000 for claims made after January 2000 and through April 30, 2000. Any claim for indemnification shall survive until finally resolved and shall not be affected by the reduction in the indemnification amount pursuant to Section 7(b)(ii)(B). Liability for such indemnification shall be allocated among the Target Shareholders in the following percentages: Ledicky, 70%; Weiner, 20%; and Gillis, 10%. Such indemnification shall be paid at each Target Shareholder's option in cash or in shares of Source Common Stock at a value of $7.73. The Target Shareholders shall only be obligated to indemnify the Source pursuant to this Section 7(b)(ii) for breaches and alleged breaches of the representations, warranties and covenants contained in Section 4 of this Agreement that relate solely to events or circumstances after May 20, 1998. In no event shall the aggregate indemnification by the Target Shareholders under this Section
7(b)(ii) exceed $26,282,000.

         (c)  Indemnification Provisions for Benefit of the Target Shareholders.

              (i) In the event the Source breaches (or in the event any third party alleges facts that, if true, would mean the Source has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 7(a) above, provided that the Target Shareholders make a written claim for indemnification against the Source pursuant to Section 8(h) below within such survival period, then the Source agrees to indemnify the Target Shareholders from and against the entirety of any Adverse Consequences the Target Shareholders may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Ledecky may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

              (ii) Any indemnification by the Source under this Section 7(c) shall not exceed $2.5 million.

         (d)  Matters In-volving Third Parties.

              (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

              (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

              (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party

Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

              (iv) In the event any of the conditions in Section 7(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 7.

         (e) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. The Target Shareholders hereby agree that they will not make any claim for indemnification against the Source by reason of the fact that they were a director, officer, employee, or agent of Target or its Subsidiaries or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Source against the Target Shareholders (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         8.  Miscellaneous.

         (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (e) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Ledecky:

         Building One Services Corporation
         800 Connecticut Avenue, N.W., Suite 1111
         Washington, D.C. 20006
         Attn: Jonathan J. Ledecky

         Copy to:

         Hogan & Hartson L.L.P.
         Columbia Square
         555 Thirteenth Street, N.W.
         Washington, D.C. 20004-1109
         Attn: J. Hovey Kemp, Esq.

         If to Gillis:

         73-15 Weaver Street
         Greenwich, CT 06831

         Copy to:

         Richards & O'Neil, LLP
         885 Third Avenue
         New York, NY 10022
         Attn: Jonathan M. Peterson

         If to Weiner:

         735 Turf Road
         North Woodmere, NY 11581

         Copy to:

         Richards & O'Neil, LLP
         885 Third Avenue
         New York, NY 10022
         Attn: Jonathan M. Peterson

         If to the Source or S-US:

         The Source Information Management Company
         11644 Lilburn Park Road
         St. Louis, Missouri 63146
         Attn:  S. Leslie Flegel, Chairman & CEO

         Copy to:

         Armstrong, Teasdale, Schlafly & Davis
         One Metropolitan Square
         St. Louis, Missouri 63102
         Attn:  John L. Gillis, Jr., Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Missouri without giving effect to any choice or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri.

         (i) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

The Source Information Management Company



By: /s/ S. Leslie Flegel
   ------------------------
S. Leslie Flegel
Chairman and CEO


Source - U.S. Marketing Services, Inc.


By: /s/ S. Leslie Flegel
   ------------------------
S. Leslie Flegel
President


U.S. Marketing Service, Inc.


By: /s/ Jonathan J. Ledecky
   -------------------------
Jonathan J. Ledecky
Chief Executive Officer


/s/ Jonathan J. Ledecky
----------------------------
Jonathan J. Ledecky


/s/ James R. Gillis
-----------------------------
James R. Gillis


/s/ Monte Weiner
------------------------------
Monte Weiner

A list briefly identifying the contents of all omitted schedules ane exhibits to the Agreement and Plan of Merger (the "Agreement") dated as of January 7, 1999 by and among The Source Information Management Company ("Registrant"), Source-U.S. Marketing Services, Inc., U.S. Marketing Services, Inc., Jonathan J. Ledecky, James R. Gillis and Monte Weiner appears in the Table of Contents to the Agreement. Registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.